Exhibit 99.1

The AZEK Company Acquires StruXure Outdoor, Inc.

Acquisition Strengthens AZEK’s Position as the Innovation Leader in

the Broader Outdoor Living Category

CHICAGO, Ill., January 4, 2022 – The AZEK Company Inc. (NYSE: AZEK) ("AZEK" or the “Company”), the industry-leading manufacturer of beautiful, low-maintenance and environmentally sustainable outdoor living products, including TimberTech® decking, rail and accessories, and Versatex® and AZEK Trim®, today announced its acquisition of StruXure Outdoor, Inc. (“StruXure”), a designer and manufacturer of high quality and innovative aluminum pergolas and cabanas. The acquisition expands AZEK’s position in the broader outdoor living category and complements its already strong portfolio of products that benefit from AZEK’s expertise in material conversion and the industry’s long-term secular growth trends.

“We are excited to announce AZEK’s acquisition of StruXure as we expand into this natural market adjacency and continue to build leading positions across the large and growing outdoor living category,” Jesse Singh, CEO of The AZEK Company, said. “Pergolas and cabanas are a nearly $1 billion market opportunity and StruXure, along with our TimberTech products, adds another element to homeowners’ creation of beautiful, low maintenance, and sustainable outdoor living spaces.”

StruXure delivered net sales of approximately $50 million and mid-teens Adjusted EBITDA margins in calendar year 2021, and was named to the Inc. 5000 Fastest-Growing Private Companies list for the seventh consecutive year. “We believe this acquisition will leverage the collective strengths of both StruXure and TimberTech, enabling synergies that will provide our customers with a more complete outdoor living solution, while expanding StruXure’s margins over time and ultimately driving accelerated growth for both AZEK and StruXure,” Singh said. “Because of the highly complementary nature of the two businesses, we expect StruXure’s business to grow in-line or above the expected revenue growth rate of AZEK’s Residential segment. We further intend to apply AZEK’s expertise in sourcing, operations, research and development, and material science to enhance StruXure’s technology-forward product lines and deliver even more of the high quality outdoor living products customers have come to expect from us,” Singh continued.

This acquisition opens up new customer segments and enables increased cross-marketing and cross-selling to AZEK’s existing partners and customers looking to transform outdoor living spaces with beautiful, low maintenance, and sustainable solutions. StruXure’s innovative, smart pergolas and cabanas are easy to maintain and won’t fade, rot or decay like traditional wood pergolas or structures. The products are highly complementary to TimberTech’s existing outdoor living products, drive wood conversion, and are already being installed together by contractors across North America.

“As custom deck builders, we’re long-time believers in both brands because of their unique differentiation, beauty and functionality,” Mark King, owner of Infinite Decks in Minnesota said. “StruXure’s pergolas and cabanas are highly complementary to TimberTech, and perfectly complete the outdoor living spaces our customers desire most,” King added.

Scott Selzer, Founder & CEO of StruXure, said “We are proud to have built a company with a strong brand known for innovative, high-quality products, and we’re excited for this partnership with AZEK. We believe that StruXure will achieve growth in ways we couldn’t otherwise, particularly as we broaden our position with AZEK’s and TimberTech’s existing loyal customer base and explore additional material conversion opportunities.”

Both of StruXure’s existing product lines are made from up to 50% recycled aluminum and support AZEK’s commitment to ESG stewardship and its strategy to accelerate the use of recycled material in the industry. In fiscal year 2021, AZEK used 500-million pounds of scrap and waste, approximately halfway to its goal of using one-billion pounds annually by the end of 2026.

StruXure will operate as a wholly owned subsidiary of The AZEK Company and Selzer will continue to lead StruXure’s day-to-day operations. StruXure will become a part of the Company’s Residential segment financial reporting. AZEK estimates that StruXure will generate approximately $40 million of revenue for the remainder of AZEK’s fiscal 2022. Given the seasonality of StruXure’s business, contributions to fiscal Q2 are expected to reflect seasonally lower revenue and break-even profitability. Details of the acquisition, which was completed on Wednesday, December 29, 2021, will be shared at AZEK’s earnings call in early February.

About The AZEK® Company

The AZEK Company Inc. (NYSE: AZEK) is the industry-leading designer and manufacturer of beautiful, low maintenance and environmentally sustainable outdoor living products, including TimberTech® decking and Versatex® and AZEK Trim®. Consistently recognized as the market leader in innovation, quality and aesthetics, products across AZEK’s portfolio are made from up to 100% recycled material and primarily replace wood on the outside of homes, providing a long-lasting, eco-friendly, and stylish solution to consumers. Leveraging the talents of its approximately 2,000 employees and the strength of relationships across its value chain, The AZEK Company is committed to accelerating the use of recycled material in the manufacturing of its innovative products, keeping millions of pounds of waste out of landfills each year, and revolutionizing the industry to create a more sustainable future. Headquartered in Chicago, Illinois, the company operates manufacturing facilities in Ohio, Pennsylvania and Minnesota, and recently announced a new facility will open in Boise, Idaho. For additional information, please visit azekco.com.

About StruXure Outdoor, Inc.

StruXure Outdoor, Inc. is the premier designer and manufacturer of luxury pivoting-louver smart pergolas and cabanas. The company’s mission is to change the way people live by bringing the indoors out through sustainable architectural automation and innovation.  Pergola X, StruXure’s signature product, is the highest-quality smart pergola system on the market. Made of extruded aluminum, it is functional, durable, and beautiful. This marks StruXure’s seventh consecutive year ranking on the Inc. 5000 list of fastest-growing privately held companies in the United States. Headquartered in Dahlonega, Georgia, the company operates manufacturing facilities in Georgia and Nevada.  For additional information, please visit https://struxure.com/.

Cautionary Note Regarding Forward-Looking Statements

This release contains or refers to certain forward-looking statements within the meaning of the federal securities laws and subject to the "safe harbor" protections thereunder. Forward-looking statements are statements about future events and are based on our current expectations. These forward-looking statements may be identified by the words “believe,” “hope,” "expect," "intend," "will," "target," “anticipate,” "goal" and similar expressions. Our forward-looking statements include, without limitation, statements with respect to the anticipated growth and financial performance of StruXure, and the synergies and other anticipated benefits to AZEK from the acquisition of StruXure. The Company bases its forward-looking statements on information available to it on the date of this release, and undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of changed circumstances, new information, future events or otherwise, except as may otherwise be required by law. Actual future events could also differ materially due to numerous factors that involve substantial known and unknown risks and uncertainties including, among other things, the risks and uncertainties set forth under "Risk Factors" and elsewhere in the Company's reports on Form 10-K and Form 10-Q and the other risks and uncertainties discussed in any subsequent reports that the Company files with the Securities and Exchange Commission from time to time. Although we have attempted to identify those material factors that could cause actual results or events to differ from those described in such forward-looking statements, there may be other factors that could cause actual results or events to differ from those anticipated, estimated or intended. Given these uncertainties, investors are cautioned not to place undue reliance on our forward-looking statements.

Investor Relations Contact:
Amanda Cimaglia
312-809-1093
ir@azekco.com

Media Contact:
Amy Widdowson
(415) 819-2126
AZEKquestions@zenogroup.com

Source: The AZEK Company, Inc.

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